                                                                    EXHIBIT 10.3


[ENTERPRISE LOGO APPEARS HERE]


ENTERPRISE TRANSPORTATION COMPANY
   a division of Enterprise Products Company
   P.O. BOX 4324 . PHONE 713 / 880-6500                     Contract No.  017
          HOUSTON, TX 77210                                              ______
                                                             Date: June 1, 1998

                            TRANSPORTATION CONTRACT

     THIS CONTRACT is entered into by and between ENTERPRISE TRANSPORTATION COMPANY, a division of Enterprise Products Company, ("Carrier"),

and  ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership
------------------------------------------------------------------------------

     P.O. Box 4324            Houston,          TX   77210     ("Shipper").
------------------------------------------------------------------------------
     (Address)                (City)          (State)

     Shipper is engaged in business as a manufacturer, distributor or dealer of chemicals or petroleum products ("COMMODITIES"), and Shipper requires transportation of Commodities in intrastate, interstate or foreign commerce;

Carrier is authorized to provide transportation for Shipper as a motor contract carrier under authority issued by the U.S. Department of Transporation in Docket No. MC-121496.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1. Shipper shall tender commodities to Carrier for transportation by Carrier in a specialized service designed to meet the distinct needs of Shipper in interstate or foreign commerce between points in the United States.

     2. Shipper shall tender to Carrier and Carrier shall transport in a series of shipments not less than 10,000 pounds of Commodities per year.

     3. As compensation for the services provided by Carrier under this contract, Shipper shall pay Carrier in accordance with 1) Rate Appendices making reference to this contract which shall from time to time be agreed to between the parties and 2) Carrier's Contract Carriage Rules and Regulations attached as Exhibit A, which are incorporated in this contract by this reference for all purposes (collectively, the "Schedule").

     4. This contract shall be for a term of one year commencing on the date first above written; thereafter, it shall automatically continue until terminated by either party upon not less than thirty (30) days prior written notice to the other party.

THIS CONTRACT IS SUBJECT TO THE TERMS AND CONDITIONS ON THE REVERSE SIDE.

ENTERPRISE PRODUCTS OPERATING L.P. ENTERPRISE TRANSPORTATION COMPANY By Enterprise Products GP, LLC, its general partner
(Shipper)


By: /s/ A.W. Bell                 By: /s/ Gary Miller
   ----------------------------      --------------------------------------
Title: Executive Vice President    Title: Executive Vice President
      -------------------------          ----------------------------------

                              TERMS AND CONDITIONS

     1. For each shipment under this contract, Shipper shall designate the points of origin and destination and any point or points where stopoffs shall be made for partial loading or unloading. Shipper shall exert its best efforts to load each shipment to the lawful capacity of Carrier's vehicle. Each shipment shall be evidenced by a shipping document signed by Carrier, consignor and consignee, showing the kind and quantity of Commodities received and delivered by Carrier at the loading and unloading points, respectively; provided, however, the provisions of any shipping document, bill of lading or other instrument to the contrary notwithstanding, this contract and the Schedule shall exclusively govern the relationship of the parties with respect to the subject matter of this contract.

     2. (a) Carrier shall invoice Shipper for the services provided under this contract promptly upon performance. All sums due under any invoice shall be payable without discount upon receipt of the invoice. Amounts more than 30 days past due shall bear interest from the due date to the date of payment at the lesser of 1) the rate of interest established by Chase Manhattan Bank, New York, NY, from time to time as its prime rate, plus two (2) percent, or 2) the maximum non-usurious interest rate which may be charged Shipper pursuant to applicable Texas law, Article 5069-1.04 Texas Rev. Civ. Stat., as amended.

     (b) All sums due under this contract are payable at Carrier's offices in Houston, Harris County, Texas.

     3. (a) Carrier shall perform services under this contract as an independent contractor and shall have exclusive control and direction of its employees and exclusive responsibility to Shipper for any of Carrier's owner-operator contractors engaged in the performance of this contract. Carrier shall pay all wages, local, state, and federal payroll taxes or contributions or taxes for unemployment insurance, worker's compensation, pensions, social security and related protection with respect to its employees.

     (b) Carrier shall, at its sole cost and expense, furnish all vehicles, fuel, oil, tires, and other parts, maintenance, supplies, drivers and equipment necessary or required for the performance of the services to be provided under this contract. Carrier shall procure and maintain all licenses and permits required by local, state, or federal law and comply with all applicable laws, regulations and governmental orders with respect to the services to be provided under this contract.

     4. (a) Carrier shall, at its sole cost and expense, procure and maintain liability insurance with a reputable and financially responsible insurance carrier or carriers properly insuring Carrier against liability and claims for injuries to persons (including injuries resulting in death) and for damage to property in amounts not less than the Minimum Levels of Financial Responsibility for Motor Carriers prescribed by the U. S. Department of Transportation (49
CFR (S)387 et seq.).

     (b) Subject to the limits of the insurance coverages specified in paragraph 4 (a) above, Carrier shall defend, indemnify and hold Shipper harmless from and against all loss, damage, expense, actions and claims for injury to persons (including injury resulting in death) and loss of or damage to property arising out of or in connection with Carrier's negligence in the performance of this contract; provided, however, Carrier shall not be liable for loss of or damage to Commodities transported to the extent such loss or damage was not caused by Carrier's negligence and was caused by an act of God, the public enemy, the act of Shipper or the inherent vice of the Commodities. Where personal injury or death or loss of or damage to property arises out of the joint negligence of Carrier and Shipper, Carrier's duty of indemnification shall be in proportion to its allocable share of such joint negligence. In no event shall Carrier be liable for any lost profits or special, indirect or consequential damages.

     5. If either party is rendered unable, wholly or in part, by force majeure or any other cause of any kind not reasonably foreseeable or within its control to perform or comply with any obligation or condition of this contract, then upon giving notice and reasonably full particulars to the other party such obligation or condition shall be suspended during the continuance of the inability so caused, and such party shall be relieved of liability and shall suffer no prejudice for failure to perform during such period; provided, however, obligations to make payment for amounts then accrued or due under this contract shall not be suspended, and the cause of suspension (other than strikes or differences with workers) shall be remedied insofar as possible with reasonable dispatch. Settlement of strikes and differences with workers shall be wholly within the discretion of the party having the difficulty. The term "force majeure" shall include, without limitation, acts of God and the public enemy, the elements, fire, accidents, breakdown, strikes, and any other industrial, civil or public disturbance, inability to obtain materials, supplies. permits or labor, any laws, orders, rules, regulations, act or restraints of government or governmental body or authority, civil or military.

     6. (a) if either party should make a general assignment for the benefit of creditors or if a receiver should be appointed on account of the insolvency of either party, the other party may, without prejudice to any other right or remedy, terminate this contract upon seven (7) days prior written notice.

     (b) Termination of this contract for any reason shall not release either party from any obligation that may have accrued before such termination, nor shall it preclude either party from exercising any remedies it might have in law or equity to enforce such obligations.

     7. No waiver by Shipper or Carrier of any default of the other under this contract shall operate as a waiver of any future default, whether of like or different character.

     8. Any notice in writing by one party under this contract shall be given by registered or certified mail, return receipt requested, to the other party at its address shown on the first page or to such other address as such party may from time to time specify by notice given according to this provision. A U.S. Postal Service receipt showing the delivery of such notice and the date thereof shall be prima facie evidence of the giving of such notice on the date of such receipt.

     9. (a) This contract shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     (b) This contract shall not be assigned in whole or in part by either party without the prior written consent of the other, except that a party may assign this contract to a successor entity as a result of a merger or consolidation or to another entity which acquires substantially all of the assets of that party.

     10. The terms and conditions of this contract and all information concerning the business, customers, products, and processes of each party which may come into the possession of the other party during the course of the negotiation or performance of this contract are confidential and shall not be disclosed to any third party without the prior written consent of the other party; provided, however, either party may disclose information concerning this contract to any independent public accounting firm retained to perform an annual financial audit of that party. This obligation of confidentiality shall expire two (2) years from the date of the last shipment under this contract.

     11. This contract contains the entire understanding between the parties and may not be changed, waived, or modified unless in writing signed by authorized representatives of the parties; provided, however, Rate Appendices making reference to this contract may be confirmed by telecopy or similar written record of electronic transmission between the parties.

     12. This contract shall be governed by and construed in accordance with the laws of the State of Texas, excluding any binding conflict of laws rule which might refer such construction to the laws of another state. Any lawsuit related to or arising out of this contract shall be brought only in the United States District Court for the Southern District of Texas (Houston Division) or in the District Court of Harris County, Texas, to which venue and non-exclusive jurisdiction each party expressly consents for itself and in respect of its property for all purposes.

                                   EXHIBIT A


                       ENTERPRISE TRANSPORTATION COMPANY

                               CONTRACT CARRIAGE
                             RULES AND REGULATIONS








                        [ENTERPRISE LOGO APPEARS HERE]

                               TABLE OF CONTENTS


100     Charges Generally
110     Governing Publications
115     Reference to Tariffs, Schedules
120     Definitions
125     Terminals

200     Application of Rates - From and To Places Within or Adjacent to
           Incorporated Municipalities or Unincorporated Communities.
215     Distances in Excess of Those Shown in Rate Scales
217     Distances - Method of Computing
220     Backhauls and Continuous Movements
230     Mixed Shipments - Truckload
235     Fractions
240     Pickup or Delivery Service
245     Holidays
250     Prepayment
260     Return Shipments - Tendered for Vehicles Enroute
263     Reconsignment or Diversion
265     Rejected, Undelivered Shipments
270     Shipments to and from Points in Canada and Mexico
280     Weighing and Weights
285     Weight

300     Shipment Documentation and Loading and Unloading Directions
305     Loading by Consignor - Unloading by Consignee
310     Cleaning
320     Delivery Schedules
330     Detour Routes
340     Impracticable Operations
350     Special Service
360     Stopoffs
370     Tender of Shipments
375     Tank Vehicle or Other Equipment Ordered by the Shipper for Loading

400     Claims for Cargo Loss or Damage
410     Claims for Overcharge, Duplicate Payment or Overcollection

500     Allowance for Use of Shipper's Trailer
510     Setting Out Trailers and Tractors Used for Spotting
520     Waiting at Port of Entry
525     Detention of Vehicles
530     Expedited Service
535     C.O.D. Shipments
540     Hose - Charges for Furnishing
550     Loading and/or Unloading Service
560     Overnight Layovers
570     Heating in Transit
575     Steam Heating
580     Standby Equipment - Exclusive Use
590     Vehicle Furnished But Not Used

                       ENTERPRISE TRANSPORTATION COMPANY
                               CONTRACT CARRIAGE
                             RULES AND REGULATIONS


ITEM 100:       CHARGES GENERALLY

All charges provided by each Item herein shall be cumulative and in addition to all other applicable rates and charges unless expressly provided otherwise.

ITEM 110:       GOVERNING PUBLICATIONS

The following described tariffs and supplements or loose-leaf page amendments thereto or successive issues thereof are incorporated herein by this reference and shall govern these Rules and Regulations:

                                                           TARIFF      ICC
TARIFF                           ISSUING AGENT             NUMBER     NUMBER

Explosives and Dangerous  American Trucking Associations,   111-C    ATA 111-C
Articles Tariff           Inc., Agent

Mileage Guide             Household Goods Carriers'         111-C    HGB 100
                          Bureau, Agent


ITEM 115:        REFERENCE TO TARIFFS, SCHEDULES

Where reference is made herein to a tariff, schedule, item, note, or page, such reference also will embrace amendments and supplements thereto, or successive issues of said tariff, schedule, item, note or page.


ITEM 120:       DEFINITIONS

        When used herein and in contracts making reference hereto, the following terms shall have the meanings set forth below:

        "Consignee" shall mean the person to whose facilities a shipment is destined.

        "Consignor" shall mean the person at whose facilities a shipment originates.

        "Freight Bill" shall mean any receipt, manifest, bill of lading form or other document used to identify a shipment and evidence Carrier's receipt and delivery thereof.

        "Month" shall mean a calendar month.

        "Normal Business Hours" shall mean 8:00 a.m. to 5 p.m. local time on weekdays (Monday through Friday), holidays excluded.

        "Shipment" shall mean a lot of freight tendered for transportation from one Consignor, at one point at one time for one Consignee at one destination and covered by one freight bill. Unless otherwise provided, charges will be assessed on each unit required to transport a Shipment at the applicable minimum weight or truckload minimum weight shown for each Unit used.

        "Tractor" shall mean a truck tractor.

        "Trailer" shall mean a tank semitrailer.

        "Unit" shall mean a truck tractor-semitrailer combination motor vehicle.

        "Vehicle" shall mean a Tractor or a Trailer.

ITEM 125:       TERMINALS

"Terminal" as used herein shall mean a point within the following cities or municipalities:

                Arcadia, LA                     Keller (Dallas/Ft. Worth) TX
                Beaumont, TX                    Odessa, TX
                Breaux Bridge, LA               Petal, MS
                Freeport, TX                    Port Allen, LA
                Baytown (Houston) TX            Texas City, TX
                Pierce Junction (Houston) TX


ITEM 200: APPLICATION OF RATES - FROM AND TO PLACES WITHIN OR ADJACENT TO INCORPORATED MUNICIPALITIES OR UNINCORPORATED COMMUNITIES

1. Incorporated Municipalities:

   Carrier's rates, rules and regulations will apply from or to points named and points and places within the corporate limits of a given municipality and additionally to and from the following points, places and areas (if within the United States), as follows:

   (a) The municipality itself, hereinafter called the base municipality;

   (b) All municipalities which are contiguous to the base municipality;

   (c) All municipalities wholly surrounded, or so surrounded except for a water boundary, by the base municipality, by any municipality contiguous thereto.

2. Unincorporated Communities:

   (a) Carrier's rates, rules and regulations will apply from and to points named and additionally to and from places and areas (if within the United States), as follows:

           (i) All points within 3 miles of the post office in a given unincorporated community if it has a population of less than 2,500; within 4 miles if it has a population of 2,500 but less than 25,000; and within 6 miles if it has a population of 25,000 or more; and

          (ii) At all points in any municipality any part of which is within the limits described in (a) above; and

         (iii) At points in any municipality wholly surrounded, or so surrounded except for a water boundary by any municipality included under the terms of paragraph (b) above.

   (b) When a specific rate is named from or to a specific point embraced within the commercial zone of a base municipality as herein described, the provisions of this Item will not apply.

   (c) If the population of a community is reported in the latest report of the United States Bureau of the Census, the population so reported will govern in applying this Item. If the community does not have a post office of the same name, distances will be measured from the generally recognized business center.

When it becomes necessary to compute a rate for a distance in excess of that shown in the applicable rate scale, the rate shown in connection with the greatest distance in the applicable rate scale will be added to the rate under the same scale for the distance in excess of the greatest distance shown in said scale. The sum of the two rates thus determined will constitute the through rate from origin to destination.

ITEM 217:       DISTANCES - METHOD OF COMPUTING

1. Except as otherwise provided, the governing mileage guide, shall be used in determining distances between origins and destinations, in computing local and joint distance commodity rates herein.

2. If Carrier is required to detour a shipment as provided in Item 330 (Detour Routes), the rate will be based on the mileage published in the governing mileage guide via the route of movement.

3. When at the request of Shipper a route more distant than the shortest distance between origins and destinations is used, the mileage published in the governing mileage guide, via the route of movement shall be used, except as otherwise provided in this Item.

4. For rate making purposes, distances will be computed over the shortest route obtained from the governing mileage guide.

5. In computing distances in connection with distance rates from and to the points shown in Column A below, the distance from or to the point descried opposite in Column B shall be applied.

               COLUMN A                                      COLUMN B
     COMPUTING DISTANCES FROM OR TO                 APPLY DISTANCE FROM OR TO
------------------------------------              ------------------------------
West Lake and West Lake Charles, LA               Lake Charles, LA
North Baton Rouge, LA                             Baton Rouge, LA
Bossier City, LA                                  Shreveport, LA
Gretna, Harvey, Marrero, Westwego, LA             New Orleans, LA
Plaquemine, LA                                    Baton Rouge, LA plus 15 miles
Avondale and Oak Point, LA                        New Orleans, LA plus 6 miles
Chalmette, LA                                     New Orleans, LA plus 9 miles
Belle Chase, LA                                   New Orleans, LA plus 10 miles
Meraux, LA                                        New Orleans, LA plus 9 miles
Chaison, Lucas Station and Herbert Station, TX    Beaumont, TX
West Port Arthur, TX                              Port Arthur, TX
Deer Park, Pasadena, Galena Park, Green
  Bayou and South Houston, TX                     Houston, TX
Bayport, Texas                                    Baytown, TX plus 13 miles*
Bayport, Texas                                    Houston, TX plus 24 miles
Channelview, TX                                   Houston, TX plus 15 miles
Dowling, TX                                       Beaumont, TX plus 6 miles
Smith Bluff, TX                                   Beaumont, TX plus 9 miles
Texas City, TX                                    Houston, TX plus 40 miles
Strang, TX                                        Houston, TX plus 20 miles
Texas City, TX                                    Baytown, TX plus 32 miles*

   * This distance may be used only when the net weight of the shipment does not exceed 36,000 pounds and does not contain explosives, flammable liquids, oxidizing materials, corrosive materials, compressed gas or combustible liquid with a flash point at or below 95 degrees Farenheit.

ITEM 220:       BACKHAULS AND CONTINUOUS MOVEMENTS

1. (a) Backhaul Rates. Backhaul rates shall apply only when shipments are part of a continuous movement in conjunction with an original outbound shipment. Carrier shall notify Shipper at the time of tender if equipment is available for loading and movement in backhaul service. If equipment is not available for backhaul service, such shipments shall be governed by the rates, rules and regulations otherwise applicable.

   (b) Continuous Movement Rates. Continuous movement rates apply only when a shipment is one of two or more separate consecutive shipments tendered by Shipper and/or one or more Consignors designated by it and transported to one or more Consignees; provided, that where such shipment is a backhaul shipment under Paragraph 1(a), above, the rates shall be those applicable to backhaul shipments.

2. Charge applicable. In the event that Carrier agrees to provide, at the request of Shipper, transportation which constitutes a backhaul or a continuous movement under these provisions, the rate or charge otherwise applicable on said shipment(s) shall not be applied, and the applicable charge shall be that provided in accordance with the backhaul or continuous movement rates set forth in Rate Appendices hereto. Shipper shall be responsible for payment of all freight charges on backhaul or continuous movement shipments.

3. Route applicable.

   (a) Mileage shall be computed based on the aggregate number of miles traversed in connection with a backhaul or continuous movement shipment, in accordance with the mileage determination provisions herein, commencing at the terminal from which Carrier's unit was initially dispatched and ending with return thereto, computed as follows: (i) the mileage traversed between Carrier's terminal and the point of origin of the initial shipment; plus (ii) the mileage traversed between the origin and destination of any shipment and the origin of the next consecutive shipment; plus (iv) the mileage traversed between the point of destination of the last shipment and the Carrier's terminal; plus (v) all additional mileage traversed incidental to any of the mileages specified in subparagraphs (i), (ii), (iii) and (iv) hereof, for purposes of internal cleaning of trailer, weighing, stop-off for partial loading and/or unloading, detour necessitated by highway restrictions or weight limitations, or by compliance with statutes or regulations of any governmental unit or agency thereof.

   (b) When the trailer of any unit used for a backhaul or continuous movement shipment is located at the point of origin of the initial shipment, and if tractor mileage charges and/or trailer rental charges are assessed in connection therewith pursuant to applicable provisions of these Rules and Regulations, the route of backhaul or continuous movement shall commence and end at the said point of origin.

   (c) Each freight bill in a backhaul or continuous movement must be cross-referenced to the freight bill covering the initial shipment.

4.  Cleaning.

    Shipper and/or Consignee of the return load shall, at its expense, have the interior of the tank cleaned so it can handle the return shipment satisfactorily; or Shipper may request Carrier to have the interior cleaned, and a cleaning charge of $125.00 shall apply.

ITEM 230:       MIXED SHIPMENT - TRUCKLOAD

Two or more commodities taking the same or different rates may be shipped as a truckload at one time in a compartmented trailer. On such shipments, freight charges shall be computed on basis of the actual gallonage or weight of each commodity, as the case may be, at its respective rate, but not less than the charges that would accrue on basis of the highest rate and corresponding minimum gallonage and/or weight as provided in Item 285 (Weight) or in individual Items.

ITEM 235:       FRACTIONS

In computing freight charges or mileage, all fractions must be retained at their full value until the final result is obtained, and then all remaining fractions will be disposed of in the following manner:

                Fractions of less than 1/2 cent, reduce to the next lowest cent. Fractions of 1/2 cent or more, increase to the next full cent.

ITEM 240:       PICKUP OR DELIVERY SERVICE

Carrier's rates include, as to each shipment, one pick-up and one delivery at a place directly accessible to Carrier's unit at all points within the limits of the cities, towns, villages and other points from and to which the rates apply.

                The term "pick-up" as used herein means the service performed by Carrier in calling for and accepting a shipment.

                The term "delivery" as used herein means the service performed by Carrier in transporting and placing a unit as designated by the Consignee for unloading.



ITEM 245:       HOLIDAYS

The following shall be deemed Holidays:

New Year's Day  Independence Day   Thanksgiving Day   Memorial Day   Labor Day
Christmas Day

ITEM 250:       PREPAYMENT

Shipper shall prepay of all charges or provide satisfactory assurance of payment before Carrier accepts shipments.

ITEM 260:       RETURN SHIPMENTS - TENDERED FOR VEHICLES ENROUTE

Subject to all other provisions herein, shipments on vehicles enroute under previous dispatch will be accepted subject to the following conditions:

1. The rate to apply will be 80% of the otherwise applicable distance commodity rate, other than a rate under Item 220 (Backhauls and Continuous Movements), subject to the applicable minimum.

2. Shipments may not originate in Louisiana or Texas, and must be destined to points in the United States in or east of Minnesota, Iowa, Kansas, Oklahoma and Texas.

3. The provisions of this Item will only apply on distance commodity scales in excess of 400 miles.

ITEM 263:       RECONSIGNMENT OR DIVERSION

1.  The terms "diversion" or "reconsignment" mean:

    (a) A change in name of Consignor or Consignee.
    (b) A change in destination.
    (c) Any other instructions given by the Consignor, Consignee, or owner affecting routing, loading or delivery and requiring an addition to or change in billing or additional movement of the vehicle or both. And additional movement of a vehicle from one point to another point or points within the same loading or unloading facilities to finish loading or unloading, as the case may be, shall not be considered a diversion or reconsignment under the provisions of this Item.

2.  Shipments moving under the provisions of this Item must be prepaid.

3. A request for diversion or reconsignment must be made or confirmed in writing. The original shipping documents must be surrendered to Carrier or proof of ownership by other means must be provided.

4. The rate to be applied shall be the applicable rate from original point of origin to final destination based on the miles traveled via reconsigning or diversion point or, where more than one reconsignment is involved, via each successive reconsigning point.

5.  A charge of $30.00 will be made for each diversion or reconsignment.

6. When a diversion or reconsignment order is received by Carrier, reasonable efforts will be made to locate the shipment and effect the change desired, but Carrier will not be responsible for failure to do so unless such failure is due to the gross negligence of its employees.


ITEM 265:       REJECTED, UNDELIVERED SHIPMENTS

If, for reasons not attributable to Carrier, a shipment is rejected wholly or in part by Consignee at destination, it shall be returned at that time in the delivering unit to the point of origin unless reconsigned to another unloading point by Shipper.

The rate for return movement of a rejected or undelivered shipment will be one-half of the rate on the outbound movement in effect on the date of the return movement. Charges will be based on the actual amount of commodities returned, subject to the outbound minimum.

Time consumed waiting for orders, under this Item will be considered part of the unloading time, and detention charges will be assessed as provided in Item 525 (Detention of Vehicles).

If the return movement is rated under Item 260 (Return Shipments - Tendered for Vehicles Enroute) or Item 220 (Backhauls and Continuous Movements), the rates applicable thereunder shall apply.

ITEM 270:       SHIPMENTS TO AND FROM POINTS IN CANADA AND MEXICO

On shipments to and from points in Canada or to and from points in Mexico, the rates in schedules making reference hereto apply only as proportional rates to and from United States ports of entry at the United States-Mexican border.

Shipper shall advise Carrier at time service is requested of the route and the United States port of entry to be used for movement beyond the United States border. If Shipper fails to advise or chooses not to advise the port of entry and/or route to be followed beyond the border, the Carrier shall do so. Upon selection of such route and/or port of entry by Carrier, the Consignor shall be deemed to accept such route and/or port of entry as its own routing without recourse to the Carrier.

ITEM 280:       WEIGHING AND WEIGHTS

1. When a weighing service is performed by Carrier, either at the request of the Shipper or Consignee, or when weighing is required to determine assessment of freight charges, a weighing service charge of $7.50 will be assessed for each service; provided however, no charge will be assessed when weighing is accomplished on Consignor's or Consignee's plant scales, at the point of loading or unloading, at no cost to Carrier.

2. If it is necessary to deviate from the shortest applicable route of movement in order to weigh enroute or comply with Shipper or Consignee request to weigh enroute, the freight rate will be based on distance from origin to destination via such weigh point.

    In the event out-of-line weighing is required of Carrier, commodity rates will become applicable, and mileage rates will be used to assess freight charges.

3. If a shipment exceeds the maximum weight which can be legally transported in the unit loaded and it is necessary to return to origin or some other point designated for partial unloading, the freight rate will be based on the total distance from origin to destination via such weigh point and/or such point of partial unloading. Time consumed in effecting partial unloading due to overweight shall be considered part of the loading time and shall be subject to the charges and provisions of Item 525 (Detention of Vehicles).

    Commodity rates will become inapplicable in the event the provisions of this paragraph are applicable, and the mileage rates will be used to assess freight charges.

4. Time consumed in (1) weighing vehicle before and after loading or before and after individual compartments are loaded and (2) weighing vehicle before and after unloading or before and after unloading individual compartments, shall be considered a part of the loading or unloading time, as the case may be, and shall be subject to Item 525 (Detention of Vehicles); provided, however, when Carrier is requested to arrive at Shipper's facility with a tare weight prior to loading or at Consignee's facility with a gross weight after loading or tare weight after unloading, without returning to the Shipper's or Consignee's facility, such weighing time shall not be subject to provisions of Item 525 (Detention of Vehicles).

5. Carrier will assess freight charges based on scale weights secured at either origin or destination in accordance with Shipper's instructions appearing on the freight bill. Carrier will not assume responsibility for differences in weights secured at origin and destination in accordance with Consignor or Consignee requests.

6. The term "service" as used in this Item shall mean one weighing empty (or partial empty) and one weighing loaded (or partially loaded). The difference in the two weights shall be the weight of the entire shipment or a portion thereof.

ITEM 285:       WEIGHT

Carrier's rates shall apply on actual weight transported subject to applicable minimum weights. The weight loaded shall not exceed the maximum weight which may lawfully be transported in Carrier's equipment; provided, however, when the weight of a shipment is less than the minimum weight specified for the applicable rate, and the rate provides that in no event will freight charges be based on less than the minimum weight specified, such minimum weight will apply for the purpose of computing freight charges.

When a minimum load is based on 90% of the gallonage capacity of the vehicle, freight charges will be based on 90% of the gallonage capacity of the vehicle utilized.

ITEM 300:       SHIPMENT DOCUMENTATION AND LOADING AND UNLOADING DIRECTIONS

1. Upon arrival of Carrier's unit at any Consignor's or Consignee's premises, Consignor or Consignee, as the case may be, shall be responsible for examining and validating the documentation connected with the shipment. In addition, Consignor or Consignee shall be responsible for directing the unit to the proper loading or unloading facilities and for connecting and disconnecting Carrier's hose to the loading or unloading facilities; Carrier shall only connect and disconnect Carrier's hose to Carrier's equipment.

2. Each vehicle offered to the Consignor for loading of the commodity to be transported is subject to inspection by Consignor; the acceptance of such vehicles for loading by Consignor shall constitute notice to Carrier that said vehicle meets Consignor's requirements with respect to specifications, cleanliness, pumping equipment, hoses and connections.

3. Consignor shall provide all placards required for each shipment in conformity with regulations of the U.S. Department of Transportation.

ITEM 305:       LOADING BY CONSIGNOR - UNLOADING BY CONSIGNEE

Except as otherwise provided, Carrier's rates and charges do not include the service of the Carrier in loading or unloading.

Carrier's driver will assist Consignor or Consignee in loading or unloading operations where the assistance is requested. This service will be rendered, however, only under the direction of Shipper, and Carrier will assume no responsibility for errors or omissions made in the course of such operations unless complete written instructions are supplied to Carrier's dispatchers before the shipment is dispatched and then only if such errors or omissions are due to the negligence of Carrier's employees; provided, however, that under no circumstances shall Carrier's employees connect or disconnect Carrier's hose to the loading or unloading facilities.

ITEM 310:       CLEANING

Except as otherwise provided, Carrier shall be responsible for cleaning the trailer and disposal of all commodity heels and wash water following each shipment using Carrier's trailers, and no charges to Consignor or Consignee shall apply because of such cleaning or disposal. Shipper shall be responsible for cleaning any trailers owned or furnished by Shipper and used by Carrier.

ITEM 320:       DELIVERY SCHEDULES

Carrier shall handle shipments tendered to it with reasonable dispatch and effect delivery of such shipments during Normal Business Hours, unless Carrier has been advised prior to the shipment being dispatched that the Consignee has extended its hours of business and/or days of operation. Under no circumstances shall Carrier be obligated to effect delivery of any shipment at a specified time or on a specified day. In consideration of the convenience of the Consignee, Carrier will accept orders calling for preferred delivery periods of either morning (a.m.) or afternoon (p.m.) and will make reasonable efforts to comply with such requests, subject to the understanding that failure to arrive during such preferred delivery period will not relieve the Consignee of the responsibility to accept delivery of the shipment tendered during its Normal Business Hours.

ITEM 330:       DETOUR ROUTES

If due to floods, washouts, snow, ice, road construction or other conditions beyond the control of Carrier, any portion of the shortline route, from origin to destination, as determined from the governing mileage guide, cannot in Carrier's sole judgement safely be traversed by Carrier's vehicle, Carrier will detour the shipment over the most practical available route, and a notation will be placed on all shipping papers and freight bills indicating the route of movement. The applicable distance commodity rates will apply to the actual route of movement.

ITEM 340:       IMPRACTICABLE OPERATIONS

1. Nothing herein shall be construed as requiring Carrier to transport commodities or furnish service for which, in Carrier's sole judgment, it does not have sufficient operational experience or suitable equipment nor to accept shipments when equipment is not available.

2. Nothing herein shall require Carrier to pick up, transport or deliver shipments when, through no fault or neglect of Carrier, it is impractical or unsafe to do so.

ITEM 350:       SPECIAL SERVICE

1. During the time the normal operations of Shipper's plant are interrupted by labor disturbances accompanied by violence or imminent threat thereof, Carrier may dispatch vehicles or units to pick up shipments. If Carrier is not permitted to enter the plant because of picketing or any other condition due to labor disputes accompanied by violence or imminent threat thereof, the order shall be considered to have been cancelled, and the provisions of
    Item 590 (Vehicle Furnished But Not Used) shall apply.

2. If Carrier is not permitted to enter the premises of a Consignee at the point of destination for delivery of a shipment due to labor disputes accompanied by violence or imminent threat thereof, the shipment shall be considered to have been refused or rejected, and the provisions of Item 265 (Returned, Undelivered Shipments - Rejected) shall apply.

3. Upon request of Shipper, Carrier may furnish additional personnel, if available, to assist in the loading or unloading at a location which is involved in a labor dispute accompanied by violence or imminent threat thereof. The charge for furnishing personnel hereunder shall be $20.00 per person per hour, subject to a minimum charge of $80.00 per person. Time shall be computed from the time a person leaves the point of dispatch until his return. In addition, Shipper shall reimburse Carrier for all travel, lodging and other expenses incurred for such personnel during the time this charge applies.

ITEM 360:       STOPOFFS

1. Except as otherwise provided, shipments moving at Carrier's distance commodity rates may be stopped in transit at not more than two points enroute between original point of origin and final point of destination to complete loading or to partially unload or both. Charges on such shipments must be prepaid.

2. Shipments stopped in transit to partially unload may be delivered to two or more Consignees at two or more destinations or to two or more Consignees within the corporate limits of any one city or town.

3. Shipments loaded or unloaded, as the case may be, at two or more points within the corporate limits of the same city or town shall be considered as being stopped in transit for partial loading or unloading under the provisions of this Item.

4. If Shipper wishes a shipment to be partially loaded at more than one place of loading and/or partially, discharged at more than one place of unloading, and if such places of loading are all included within the corporate limits of a single municipality, or if such places of unloading are all included within the corporate limits of a single municipality, a charge of $75.00 per stop will be made for each pick-up and/or delivery, exclusive of the original pick-up and the final delivery.

5. If Shipper wishes a shipment partially loaded at more than one place of loading and/or partially discharged at more than one place of unloading, and if such places of loading are not included within the corporate limits of a single municipality, or if such places of unloading are not all included within the corporate limits of a single municipality, the applicable rate shall be based on the mileage from point of origin to final destination over the route of actual movement as per Shipper's instructions, computed in accordance with Item 217 (Distances-Method of Computing). A charge of $60.00 will be made for each stop to unload, or to partially unload, exclusive of the initial stop at origin and the final stop at destination.

6. On stops for partial loading and/or unloading, as described above, one hour free time will be allowed at each loading or unloading point. Time consumed waiting for orders will be considered part of loading and/or unloading time. Total free time allowable under provisions of this paragraph shall be not less than that applicable under the provisions of Item 525 (Detention of Vehicles).

7. Shipments consigned as stop-off for partial loading and/or unloading must be prepaid by Shipper. Prepayment will include responsibility by the Shipper for line-haul freight, demurrage, storage, stop-off, pumping, and other charges as provided herein, which may accrue at the origin, destination, stop-off points, designated border crossing, or transfer point.

8. The first stop for partial unloading may not be made until all stops for partial loading have been completed and no further loading may take place after the first unloading stop.

ITEM 370: TENDER OF SHIPMENTS

Shipper shall make timely tender of a Shipment by placing an order for service with Carrier at least:
   (a) twelve (12) hours, or
   (b) three (3) hours plus one (1) hour for each forty-five (45) miles between Carrier's terminal from which the unit to transport the Shipment will be dispatched and Consignor's facilities,

whichever is greater, prior to the requested loading time.

ITEM 375: TANK VEHICLES OR OTHER EQUIPMENT ORDERED BY THE SHIPPER FOR LOADING

Shipper, when placing order for equipment to be loaded, should furnish the following information:

1. Type of tank vehicles required, if known, such as MC-300 through 305, MC-330, MC-331, carbon steel, stainless steel, aluminum, stainless steel, insulated, steam coiled, compartmented, rubber lined, or heater.

   If the type of equipment needed for loading the product is not known by the Shipper, the Carrier shall be furnished a complete description of the product to be loaded, such as, flash point, freezing point, weight per gallon, pressure, if any, toxicity, corrosiveness and other information that would be helpful in determining the type of equipment needed to safely transport the product in compliance with the provisions of the Explosives and Dangerous Articles Tariff described in Item 110 (Governing Publications).

2. Pumping equipment required.

3. Hose required--type and length.

4. Fittings, pipe and hose connections required--size and type.

5. A Material Safety Data Sheet for each commodity to be shipped.

ITEM 400: CLAIMS FOR CARGO LOSS OR DAMAGE
          I. FILING OF CLAIMS

(a) Claims in writing required. A claim for loss, damage, injury, or delay to cargo shall not be paid by Carrier unless filed with Carrier in writing, as provided in subparagraph (b) below.
(b) Minimum filing requirements. A claim must be filed with Carrier within thirty (30) days from the date the shipment in question was delivered, and
    (i) contain facts sufficient to identify the shipment (or shipments) involved (ii) assert the grounds for Carrier's liability for alleged loss, damage, injury, or delay, and (iii) request payment of a specified or determinable amount of money.
(c) Documents not constituting claims. Bad order reports, appraisal reports of damage, notations of shortage or damage, or both, on freight bills, delivery receipts, or other documents, or inspection reports issued by Carrier or inspection agencies, whether the extent of loss or damage is indicated in dollars and cents or otherwise, shall, standing alone, not be sufficient to comply with the requirements of subparagraph (b) above.
(d) Claims filed for uncertain amounts. Whenever a claim is presented against Carrier for an uncertain amount, Carrier shall determine the conditions of the shipment involved at the time of delivery by it, if it was delivered, and shall ascertain as nearly as possible the extent, if any, of the loss or damage for which it may be responsible. It shall not, however, pay a claim under such circumstances unless and until a formal claim in writing for a specified or determinable amount of money shall have been filed in accordance with the provisions of subparagraph (b) above.
(e) Other claims. If investigation of a claim reveals that one or more other carriers have been presented with a similar claim arising out of or relating to the same shipment, Carrier shall communicate with each such other Carrier, and prior to any agreement entered into between or among them as to the proper disposition of such claim or claims, shall notify all claimants of the receipt of conflicting or overlapping claims and shall require further substantiation, on the part of each claimant of its title to the involved commodity or rights with respect to such claim.

          II.  ACKNOWLEDGMENT OF CLAIMS

(a) Carrier shall, upon receipt in writing of a claim meeting the requirements of subparagraph (b) of Section I of this Item, acknowledge receipt of such claim in writing to the claimant within 30 days after the date of its receipt, unless Carrier shall have paid or declined such claim in writing within said period.

(b) Carrier shall at the time each claim is received create a separate file and assign thereto a unique claim file number and note that number on all correspondence with respect to the claim.

          III. INVESTIGATION OF CLAIMS

(b) Prompt investigation required. Each claim filed against a Carrier in the manner prescribed herein shall be promptly and thoroughly investigated if investigation has not already been made prior to receipt of the claim.
(b) Supporting documents. When deemed by Carrier to be a necessary part of an investigation, a claimant shall furnish to Carrier the original freight bill, evidence of the freight charges, if any, and either the original or a photocopy of the invoices, or an extract made therefrom, certified by the claimant to be true and correct with respect to the property and value involved in the claim, or certification of prices or value, with trade or other discounts, allowance, or deductions of any nature whatsoever and the terms thereof, or depreciation reflected thereon. Provided, however, that where the property involved in a claim has not been invoiced to the Consignee shown on the freight bill or where an invoice does not show price or value, or where the property involved has not been sold, or where the property has been transferred at bookkeeping values only, the Carrier shall, before paying a claim thereon, require the claimant to establish the manufactured cost, the quantity shipped, transported or involved and to certify the correctness thereof in writing.
(c) Verification of loss. No claim for loss of an entire package or an entire shipment shall be paid by Carrier without a statement in writing from the Consignee of the shipment involved certifying that the property for which the claim is filed has not been delivered by or received from any other source.

          IV.  DISPOSITION OF CLAIMS

(a) Carrier shall pay, decline, or make a firm compromise settlement offer in writing to the claimant within 120 days after receipt of the claim by Carrier. Provided, however, that, if the claim cannot be processed and disposed of within 120 days after receipt thereof, Carrier shall at that time and at the expiration of each succeeding 60 day period while the claim remains pending, advise the claimant in writing of the status of the claim and the reason for the delay in making final disposition thereof.

          V.   PROCESSING OF SALVAGE

(a) Whenever a shipment transported by Carrier is damaged or alleged to be damaged and is, as a consequence, not delivered or is rejected or refused upon tender to the owner, Consignee or the person entitled to receive such shipment, Carrier, after giving due notice, whenever practical to do so, to the owner and parties that may have an interest therein, and unless advised to the contrary after giving such notice, shall undertake to sell or dispose of such commodities directly or by the employment of a competent salvage agent. Shipper, if requested to do so by Carrier, shall make a good faith effort to assist Carrier in the disposal or salvage of any damaged, contaminated or defective shipment. Carrier shall only dispose of the property in a manner that will fairly and equally protect the best interests of all persons having an interest therein. Carrier shall make an itemized record sufficient to identify the commodities involved so as to be able to correlate that to the shipment or transportation involved, and claim, if any, filed thereon. Carrier also shall assign to each lot of such property a successive lot number and note that lot number on its record and shipment of claim, if any claim is filed thereon.
(b) Upon receipt of a claim on a shipment on which salvage has been processed in the manner herein before prescribed, Carrier shall record in its claim file thereon the assigned, the amount of money recovered, if any, from the disposition of such property and the date of transmittal of such money to the person or persons lawfully entitled to receive the same.

ITEM 410: CLAIMS FOR OVERCHARGE, DUPLICATE PAYMENT OR OVERCOLLECTION
          I.   DEFINITIONS

(a) "Overcharge" means an amount charged that exceeds the applicable rates and charges for services. It also includes duplicate payments as defined in paragraph (b) of this section and overcollections as defined in paragraph
    (c) of this section when a dispute exists between the parties concerning such charges.
(b) "Duplicate payment" means two or more payments for the same service. Where one or more payment is not in the exact amount of the applicable rates and charges, refunds shall be made on the basis of the excess amount over the applicable rates and charges.
(c) "Overcollection" means the receipt by Carrier of a payment in excess of the rates and charges applicable to the service in question.
(d) "Unidentified payment" means a payment which Carrier has received for the performance of services but which Carrier is unable to match with its open accounts receivable or otherwise identify as being due.
(e) "Claimant" means Shipper or any consignee, filing a request with Carrier for the refund of an overcharge, duplicate payment, or overcollection.

          II.  FILING AND PROCESSING CLAIMS

(a) A claim for overcharge, duplicate payment, or overcollection shall not be paid unless it is filed in writing with Carrier within nine (9) months from the date the shipment in question was delivered and unless all freight bills which are pertinent to the claim have been paid in full.
(b) A single claim may include more than one shipment, provided the claim on each shipment involves the same issue under the Schedule or the Agreement between Carrier and Shipper or the same circumstances.

          III. DOCUMENTATION OF CLAIMS

(a) Claims for overcharge, duplicate payment or overcollection shall be accompanied by sufficient information to allow Carrier to conduct an investigation and pay or decline the claim within the time limitations set forth in Section VII of this Item. Claims shall include the name of the claimant, its file number, if any, and the amount of the refund sought to be recovered.
(b) Claims for overcharge shall be accompanied by:
    (1) The original freight bill.
    (2) The rate, classification, or commodity description or weight claimed to have been applicable and authority therefor.
    (3) Evidence showing that any freight bill which is pertinent to the claim has been paid in full.
    (4) Other documents or data which claimant believes to substantiate its claim.
(c) Claims for duplicate payment and overcollection shall be accompanied by the original freight bill(s) for which charges were paid and by freight bill payment information.
(d) Carrier may accept photocopies instead of original of documents required to be submitted by this Item if the claimant agrees to indemnify and hold Carrier harmless for subsequent duplicate claims which might be filed and supported by the original documents.

          IV.  INVESTIGATION OF CLAIMS

(a) Upon receipt of a claim, whether written or otherwise, Carrier shall promptly initiate an investigation and establish a file, as required by
    Section V of this item.
(b) If Carrier discovers an overcharge, duplicate payment, or overcollection which has not been the subject of a claim, it shall promptly initiate an investigation and comply with the provisions of Section VIII of this item.
(c) If in processing the claim, Carrier requires information or documents in addition to that submitted with the claim, Carrier shall promptly notify the claimant and request the information required.

          V.   CLAIM RECORDS

At the time a claim is received, Carrier shall create a separate file and assign it a unique claim file number and note that number on all correspondence with respect to the claim, including the written acknowledgement of receipt required under Section VI of this item.

          VI.    ACKNOWLEDGEMENT OF CLAIMS

Upon receipt of a written claim, Carrier shall acknowledge its receipt in writing to the claimant within 30 days after the date of receipt unless Carrier shall have paid or declined in writing within that period.

          VII.   DISPOSITION OF CLAIMS

Carrier shall pay, decline to pay, or settle each written claim within 60 days after its receipt by that Carrier, except where the claimant and Carrier agree in writing to a specific extension based upon extenuating circumstances. If the Carrier declines to pay a claim or makes settlement in an amount different from that sought, the Carrier shall notify the claimant, in writing, of the reason(s) for its action.

          VIII. DISPOSITION OF UNIDENTIFIED PAYMENTS, OVERCHARGES, DUPLICATE PAYMENTS AND OVERCOLLECTIONS NOT SUPPORTED BY CLAIMS

If Carrier does not have sufficient information with which properly to apply an unidentified payment, Carrier shall notify the payor of the unidentified payment within 60 days of receipt of the payment and request information which will enable it to identify the payment. If Carrier does not receive the information request within 90 days from the date of the notice, Carrier may treat the unidentified payment as a payment in fact of freight charges owing it, subject to the regular claims procedure of this Item.

ITEM 500: ALLOWANCE FOR USE OF SHIPPER'S TRAILER

1. When Shipper furnishes its own trailer for transportation service by Carrier, an allowance of three cents (3 cents) per running mile will be made for the miles such vehicle is operated by Carrier. Running miles shall be computed as twice the rate-making miles for each shipment.

2. The freight bill shall show the type of vehicle furnished, and the allowance for the use thereof will be shown on the invoice covering such shipment.

ITEM 510: SETTING OUT TRAILERS AND TRACTORS USED FOR SPOTTING

1. When for Shipper's convenience a trailer is set out at the facilities of the Consignor or Consignee or any other site designated, a charge of $10.00 per hour or fraction thereof will apply, subject to a maximum charge of $100.00 per trailer in any consecutive twenty-four (24) hour period. Time will run from when the trailer has arrived and is available to Consignor or Consignee until Carrier is notified that the trailer is ready to be picked up.

2. When Carrier is requested by Shipper to deadhead tractors and/or trailers between Carrier's terminal and a place designated by the Consignor or Consignee, a charge of one hundred twenty-five cents (125 cents) per mile will apply for each mile traveled. Mileage will be computed in accordance with the provisions of Item 217 (Distances-Method of Computing) from the closest terminal where suitable equipment is domiciled for the service requested, subject to a minimum charge of $100.00 per vehicle or unit.

3. When, at the request of Consignor or Consignee, a tractor is used for spotting or similar services, at a place designated by the Consignor or Consignee, a charge of $35.00 per hour, will be assessed, subject to a minimum charge of $140.00 per tractor.

ITEM 520: WAITING AT PORT OF ENTRY

A charge of $15.00 for each half hour or fraction thereof per vehicle will apply for all waiting time of Carrier at a port of entry when trailer is to be taken from the port of entry to a loading or unloading point in Canada or Mexico, loaded or unloaded and returned to Carrier at the port of entry.

The time for which charges are applied pursuant to this Item shall not be subject to Item 525 (Detention of Vehicles), or Item 560 (Overnight Layovers).

ITEM 525: DETENTION OF VEHICLES

1. Except as otherwise provided in this Item, two (2) hours will be allowed for loading and three (3) hours will be allowed for unloading. A charge of $12.50 per half hour or fractional part thereof shall apply for all time consumed in excess of free time allowed for loading when due to delays caused by Shipper or Consignor and beyond Carrier's control. A charge of $50.00 per hour or fractional part thereof shall apply for all time consumed in excess of free time allowed for unloading when due to delays caused by Shipper or Consignee and beyond Carrier's control.

2. Shipments moving in MC-330 or MC-331 trailers will be allowed one and one-half (1.5) hours for loading and unloading. A charge of $12.50 per half hour or fractional part thereof shall apply for all time consumed in excess of free time allowed when due to delay caused by Consignor or Consignee and beyond Carrier's control.

3. Loading or unloading time shall be deemed to run from the time the unit arrives on the premises of a plant until all connections have been removed, necessary shipping papers have been executed and the unit is released from further assignment at that location. The exception to this computation of time shall be when, by mutual agreement of Carrier, Consignor and Consignee, an arrival period is accepted and not met by the Carrier. In this case, this time shall begin at the earliest hour of the agreed arrival period if the Carrier is early or at the time of actual hookup and beginning of unloading if the Carrier arrives later than the agreed arrival period.

4. (a) Shipments requiring stops for partial loading will be allowed one and one-half (1.5) hours free time at each loading, including the initial loading.
   (b) Shipments requiring stops for partial unloading will be allowed one and one-half (1.5) hours free time at each unloading, including final delivery.

5. Charges under this Item will not accrue when the provisions of Item 560 (Overnight Layovers) are applicable.

ITEM 530: EXPEDITED SERVICE

Shipments of less than nine hundred (900) miles shall be transported by Carrier in single-driver service; if Shipper requests expedited service on such shipments using a two (2)-driver team, a charge of $120.00 shall apply.

ITEM 535: C.O.D. SHIPMENTS

C.O.D. shipments must be freight prepaid and will be accepted under the following conditions:

1. Shipping orders must be plainly endorsed "C.O.D. Shipment", with the amount to be collected clearly stated.

2. Uncertified checks payable to Shipper will be accepted in payment of a C.O.D. shipment unless written instructions are issued to Carrier by the Shipper at the time of shipment requiring some other means of payment.

3. The charges to Shipper for collection and forwarding of Consignee's payment for a C.O.D. shipment shall be $20.00 per shipment for C.O.D. amounts of $1,000.00 or less and an additional $2.00 per $100.00 or fraction thereof for C.O.D. amounts greater than $1,000.00.

4. Carrier shall immediately upon collection of a C.O.D. payment and in no event later than ten days after delivery to Consignee, unless otherwise instructed by the Shipper, forwarding by mail to the Shipper all payments collected by it.

5. Time consumed waiting for orders and collecting from Consignee under this item will be considered part of the unloading time, and detention charges will be assessed as provided in Item 525 (Detention of Vehicles).

ITEM 540: HOSE--CHARGES FOR FURNISHING

1. When hose of a type other than stainless steel, viton, LPG, Chem-Solv, or teflon hose is requested for use in loading or unloading shipments, the Carrier will furnish without charge for each such shipment, hose not to exceed 30 feet in length. When such hose in excess of 30 feet in length is requested by either Shipper or Consignee for loading or unloading a shipment, a charge for such additional hose will be made as follows:

                     FEET                  CHARGE
                   --------              ----------
                    0 -- 15                $ 7.50
                   15 -- 30                 20.00
                   30 -- 45                 45.00
                   45 -- 60                 80.00
                   over  60                  1.50 per foot

2. When Shipper or Consignee requests stainless steel, viton, LPG, Chem-Solv, or teflon hose to load or unload a shipment a charge for such hose furnished will be made as follows:

                     FEET                  CHARGE
                   --------              ----------
                    0 -- 15               $ 20.00
                   15 -- 30                 50.00
                   30 -- 45                 90.00
                   45 -- 60                140.00
                   over  60                  2.75 per foot

3. If it is necessary to send a service truck to transport additional hose for the loading or unloading of a shipment, a service truck charge of $20.00 per hour or fractional part thereof will apply from the time the equipment leaves Carrier's terminal until it returns. This charge will be in addition to all other charges and will include service of the driver, if needed, in stringing, connecting and disconnecting at the trailer and picking up the hose. If extra hose is requested by either the Shipper or Consignee at time order is placed for Carrier's equipment to load, Carrier will make every reasonable effort to transport such extra hose on equipment ordered for loading.

ITEM 550: LOADING AND/OR UNLOADING SERVICE

Subject to the following provisions, and except as otherwise provided, Carrier's rates do not include the cost of loading or unloading from the transporting vehicle when the equipment used to load or unload is furnished by the Carrier.

1. Unloading into bulk storage facilities.
   (a) For liquid bulk commodities, when loading or unloading service is performed by the Carrier's own equipment, a charge of five cents (5 cents) per 100 pounds when freight charges are in cents per 100 pounds or $.004 per gallon when freight charges are in cents per gallon, subject to a minimum charge of $24.00 per load, will be made for loading and/or stops to partially load and the same charges will be made for unloading and/or stops to partially unload.
   (b) For dry bulk commodities, when loading or unloading service is performed by the Carrier's own equipment, a charge of seven cents (7 cents) per 100 pounds, subject to a minimum charge or $35.00 per load will be made for loading and/or stops to partially load and the same charges will be made for unloading and/or stops to partially unload.

2. Unloading into barrels or drums.
   (a) When, at the request of either Shipper or Consignee, Carrier unloads liquid commodities from Carrier's vehicle into containers of less than 100 gallons:
                   Barreling charges shall be twelve cents (12 cents) per 100 pounds when freight charges are assessed on a per-100 pound basis.

                   Barreling charges shall be $.009 per gallon when freight charges are assessed on a per-gallon basis.

   (b) A minimum charge of $47.00 per load shall apply.
   (c) Carrier will not barrel or drum by pressure any Class B poisons or corrosive liquids which require the use of MC-304, 307, 310, 311 or 312 trailers.

3. Inlets and outlets of vehicles shall be sealed by the Shipper.

4. Consignee or its agent shall designate the line to which the unloading hose shall be coupled, and the coupling and uncoupling shall be done by Consignee.

5. In the loading or unloading of commodities, operation of the vehicle will be performed by Carrier. Equipment of storage facilities shall be operated by the Consignor or Consignee or its agent.

6. When at the request of Shipper or Consignee, Carrier furnishes a Stainless Steel Pump, a charge of $50.00 shall apply.

ITEM 560: OVERNIGHT LAYOVERS

1. When Consignor or Consignee cannot complete loading or unloading, thereby causing Carrier's unit and drivers to remain at loading point, final destination, stop-off point, or vicinity thereof until the resumption of Consignor's or Consignee's Normal Business Hours to complete loading or unloading, the following charges shall apply:

                   $160.00 for a single-driver operation or $240.00 for two-driver sleeper team operation over a weekday night.

                   $650.00 for a single-driver operation and $1,050.00 for two-driver team operation over a weekend or holiday.

2. The charges provided in this Item shall be applicable when, in compliance with Shipper's or Consignee's instructions, Carrier's vehicle arrives at loading or unloading, stop-off point and/or final destination at other than Normal Business Hours and a layover is required to commence or complete loading and/or unloading.

3. Time consumed while a vehicle is actively engaged in loading or unloading will be considered as loading or unloading time, and detention charges therefor will be assessed as provided in Item 525 (Detention of Vehicles).

ITEM 570: HEATING IN TRANSIT

When equipment with a heater unit is required or is requested by Shipper or Consignee to apply heat to the commodity in transit, Carrier will furnish such heater service if the equipment is available. Charges will be assessed as follows:

               DISTANCE OF ONE-WAY           HEATING SERVICE CHARGE
                 (Loaded Miles)                  (Per Shipment)
               -------------------           ----------------------
                     0 --  500                       $18.00
                   501 -- 1000                        35.00
                  1001 -- 1500                        53.00
                  1501 and over                       71.00

ITEM 575: STEAM HEATING

When Shipper or Consignee requires or requests steam heating to accomplish loading or unloading of commodities at temperatures requested by Shipper or Consignee, such steam heating will be furnished by the Shipper or Consignee. A charge of $12.50 for each 30 minutes or fraction thereof will apply for the time required to heat the commodity, including travel time between the loading or unloading plant and the steam heating facilities if outside the plant area. Time required for steam heating the commodity to accomplish unloading will not be considered detention of equipment for the purpose of assessing charges under
Item 525 (Detention of Vehicles).

ITEM 580: STANDBY EQUIPMENT -- EXCLUSIVE USE

1. When, at the request of the Shipper, a trailer is assigned to its exclusive use for a period of not less than 90 days, the following charges, per vehicle, per day, shall apply for every day or portion thereof that the vehicle is not used in revenue producing service:

             TYPE OF EQUIPMENT                       DAILY CHARGE VEHICLE
     --------------------------------------          --------------------
     Plain Aluminum Tank Trailer, Single or
       Multi - Compartment                           $ 60.00
     Plain Stainless Steel Tank Trailer                60.00
     Insulated Stainless Steel Tank Trailer           100.00
     MC-330 or MC-331
       Less than 250 lbs.                              75.00
       250 lbs. or greater                            100.00

2. When Shipper orders exclusive use of a vehicle, it may at its own expense place thereon a removable sign or banner for the purpose of advertising. Such sign or banner is to be placed on the vehicle in such a manner that it will not obstruct or obliterate any information on the vehicle required by law. Upon termination of the exclusive use agreement, the cost of removing sign or banner shall be at the expense of the Shipper.

3. A request for exclusive use in standby service shall be confirmed, in writing, to the Carrier, giving the date that such services shall commence.

4. A day shall be defined as a twenty-four hour period commencing at 12:01 a.m. local time at the place the equipment is to be delivered.

5. For the provisions of this Item to apply on Saturdays or Sundays, the party requesting this service must be notified that an estimated time of arrival falls on a Saturday or a Sunday.

ITEM 590: VEHICLE FURNISHED BUT NOT USED

1. When a vehicle or unit is ordered by a Shipper or Consignee after the vehicle or unit has been dispatched from Carrier's terminal, a charge of one hundred twenty-five cents (125 cents) per mile traveled, subject to a minimum charge of $125.00, will be made for the empty miles traveled in connection with the order which was cancelled.

2. Time consumed waiting for orders under this Item will be considered part of the loading and/or unloading time, as the case may be, and detention charges will be assessed as provided in Item 525 (Detention of Vehicles), except that no free time will be allowed.

3. If loading has commenced prior to cancellation of the order and recleaning of a vehicle is required in order to return the vehicle to the condition it was in when presented for loading, a charge of $125.00 will be assessed.

4. When a vehicle ordered is cancelled, but such vehicle is used by the same Shipper or Consignee for the shipment of the same commodity to a different destination or is used in shipment of a different commodity to the same destination, the provisions of this Item shall not apply.